                              POLYMER GROUP, INC.
           Exhibit 11-Statement of Computation of Per Share Earnings

                                                                              Pro Forma
                                                        Pro Forma           Three Months        Three Months        Three Months
                                                       Year Ended               Ended               Ended               Ended
                                                       December 28,           March 29,           March 29,           March 30,
                                                           1996                  1997               1997                1996
                                                      --------------         -----------        ------------        ------------
PRIMARY INCOME (LOSS) PER COMMON
   SHARE
Net income (loss) available to common stock (A)       $       20,373         $     3,526        $      4,962        $     (2,587)


Common shares:
Weighted average shares outstanding                           32,000              32,000              32,000                 956
Adjustments:
     Common share equivalents
       Shares                                                      -                   -                   -              18,126
       Warrants to purchase common shares                          -                   -                   -               1,418
                                                      --------------         -----------        ------------        ------------

Weighted average number of shares outstanding (B)             32,000              32,000              32,000              20,500

Primary income (loss) per common share               $         0.64         $      0.11        $       0.16        $      (0.13)
                                                      ==============         ===========        ============        ============

INCOME (LOSS) PER COMMON SHARE ASSUMING
     FULL DILUTION
Net income (loss) available to common stock (A)       $       20,373         $     3,526        $      4,962        $     (2,587)

Common shares:
Weighted average shares outstanding                           32,000              32,000              32,000                 956

Adjustments:
     Common share equivalents
          Shares                                                   -                   -                   -              18,126
          Warrants to purchase common shares                       -                   -                   -               1,418
                                                      --------------         -----------        ------------        ------------

Weighted average number of shares outstanding (B)             32,000              32,000              32,000              20,500

Income (loss) per common share, assuming full
dilution                                              $         0.64         $      0.11        $       0.16        $      (0.13)
                                                      ==============         ===========        ============        ============

                                                                                   Fiscal Year Ended
                                                      --------------------------------------------------------------------------

                                                      December 28,           December 30,        December 31,          January 1,
                                                          1996                   1995                1994                 1994
                                                      ------------           ------------        ------------        ------------
PRIMARY INCOME (LOSS) PER COMMON
   SHARE
Net income (loss) available to common stock (A)       $  (2,130)             $   (28,446)       $    (23,919)       $        960


Common shares:
Weighted average shares outstanding                      27,688                    1,097                 938                 176
Adjustments:
     Common share equivalents
          Shares                                              -                   17,985              18,144              18,906
          Warrants to purchase common shares                  -                    1,418               1,418               1,418
                                                      ----------            ------------        ------------        ------------

Weighted average number of shares outstanding (B)        27,688                   20,500              20,500              20,500

Primary income (loss) per common share                $   (0.08)            $      (1.39)       $      (1.17)       $       0.05
                                                      =========             ============        ============        ============

INCOME (LOSS) PER COMMON SHARE ASSUMING
     FULL DILUTION
Net income (loss) available to common stock (A)       $  (2,130)            $    (28,446)       $    (23,919)       $        960

Common shares:
Weighted average shares outstanding                      27,688                    1,097                 938                 176

Adjustments:
     Common share equivalents
          Shares                                              -                   17,985              18,144              18,906
          Warrants to purchase common shares                  -                    1,418               1,418               1,418
                                                      ---------             ------------        ------------        ------------

Weighted average number of shares outstanding (B)        27,688                   20,500              20,500              20,500

Income (loss) per common share, assuming full
dilution                                              $   (0.08)            $      (1.39)       $      (1.17)       $       0.05
                                                      =========             ============        ============        ============

(A) Adjusted for cumulative dividends on redeemable preferred stock.

(B) The calculation of weighted average shares outstanding gives effect to the approximate 19.97 to 1 stock split which was approved by the Company's Board of Directors on March 5, 1996.